UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2011

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PROVIDENCE AND WORCESTER RAILROAD COMPANY
(Exact name of registrant as specified in its charter)

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Rhode Island	0-16704	05-0344399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hammond Street, Worcester, Massachusetts 01610

(Address of principal executive offices)

(508) 755-4000

(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).                                Non-Reliance on Previously-Issued Financial Statements or Related Audit Report or Completed Interim Review.

On March 22, 2011, the Audit Committee of the Board of Directors of Providence and Worcester Railroad Company (the “Company”) determined that (i) the Company’s previously-issued financial statements for fiscal years ended December 31, 2008 and 2009 included in its annual reports on Form 10-K for those fiscal years, and (ii) the condensed financial statements for the periods within fiscal years ended December 31, 2008 and 2009, included in its quarterly reports on Form 10-Q for those interim periods, contained errors.  As a result, the financial statements for the periods identified and any accompanying reports of the Company’s independent registered public accounting firm should no longer be relied upon.  The Company will restate the previously-issued financial statements for the fiscal year ended December 31, 2009 in its annual report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 10-K”) that it expects to file on or about March 31, 2011. The Company intends to include explanatory information and provide corrected disclosure with respect to the restated information in the 2010 10-K.

The restatement relates to accounting errors relating to (i) the treatment of certain federal tax credits, and (ii) the classification and valuation of certain deferred tax accounts of the Company pursuant to Section 45G of the Internal Revenue Code of 1986 (“Section 45G”).

In 2004, Congress adopted Section 45G for tax years beginning after December 31, 2004.  Section 45G permits qualified railroads, of which the Company is one, the benefit of a railroad track maintenance credit equal to 50% of the qualified railroad track maintenance expenditures paid or incurred.   Under the provisions of Section 45G, the Company is allowed to take a credit equal to $3,500 multiplied by (a) the number of railroad track miles owned or leased by the Company as of the close of the taxable year, and (b) the number of miles assigned for this purpose to the Company by another eligible Class 2 or Class 3 railroad which owns or leases such railroad track as of the close of the taxable year.  Section 45G(e)(iii) requires that if the credits are allowed under Section 45G, the tax basis of the track or other related track structures must be reduced by the amount of the credit so allowed. For the year ended 2005, the Company and third-party professionals determined, based on the statutory language, that no basis reduction was required since the Company had not used the credit to reduce its income tax obligation.  In 2007, the Internal Revenue Service adopted regulations requiring companies to reduce the cost basis of qualified  track or other related track structures for Federal income tax purposes for the taxable year in which the qualified railroad track maintenance expense is incurred (as opposed to actually utilized).

During the years ended 2005 through 2008, the Company determined and elected the credit on its Federal income tax return.  The Company did not record, in its financial statements, the deferred tax liability resulting from the basis adjustments for each of the years 2005 through 2008, inclusive.

In addition, during the years ended 2005 through 2009, the Company misapplied the guidance provided by Accounting Standards Codification 740, “Income Taxes” (“ASC 740”) regarding the calculation and requirements for valuation allowances against deferred tax assets.  Under the guidance provided by ASC 740, the Company has determined that full valuation allowances should not have been recorded in its financial statements for the credits related to the years ended 2005 through 2008, which also resulted in additional valuation allowances not being recorded in 2009

The cumulative effect of the errors noted above through December 31, 2008 was an understatement of retained earnings of $1,066 thousand with a corresponding overstatement of net deferred income tax liabilities.  The 2009 error understated the Company’s net loss by $849 thousand with a corresponding understatement of net deferred income tax liabilities.

The Company has determined that a material weakness exists as pertains the financial reporting of the tax provision.  On the recommendation of the Company’s chief financial officer, the Audit Committee has determined that the Company can remedy this weakness in its internal controls by requiring that, until the Audit Committee determines otherwise, the Company shall seek and receive each year the advice of an independent third party qualified to review the calculation of the Company’s deferred tax asset and deferred tax liability positions.

The Company’s Audit Committee met with its independent registered public accounting firm (Deloitte & Touche LLP) and discussed the matters disclosed in this filing.

Cautionary Statement Regarding Forward Looking Information
This current report contains statements which may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements concerning the Company’s intentions to restate certain of its financial statements and provide certain disclosure with respect to the restated information. These statements are based on current expectations of future events. A variety of factors could cause actual results to differ materially from the anticipated expectations expressed. Except as required by law, the Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Providence and Worcester Railroad Company

By: /s/ P. Scott Conti P. Scott Conti, President

Date:  March 28, 2011